Exhibit 23.3

Deloitte & Touche 1111 Bagby Street Suite 4500 Houston, TX 77002 USA Tel.: +1 713 982 2000 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-196973, No. 333-232925 and No. 333-240195 on Form S-8 of Trinseo PLC of our report dated February 11, 2021 relating to the financial statements of Americas Styrenics LLC appearing in the Annual Report on Form 10-K of Trinseo S.A. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Houston, TX

October 8, 2021